UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Claymore/Raymond James SB-1 Equity Fund
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RYJ Board Approves Conversion to Exchange-Traded Fund

LISLE, Ill. —Claymore Advisors, LLC today announced that the Board of Trustees (the “Board”) of Claymore/Raymond James SB-1 Equity Fund, a diversified closed-end fund (NYSE:RYJ) (the “Fund”), has approved in principle the conversion of the Fund into an exchange-traded fund (“ETF”) and is further considering the process by which such conversion would be implemented.

The Board believes that converting the Fund to an ETF should be in the best interest of the Fund. An ETF structure may benefit shareholders by continuing to provide the liquidity associated with exchange listing while potentially reducing the discount from net asset value at which the Fund’s shares currently trade. ETFs offer a variety of benefits to investors including a high level of liquidity and transparency of holdings. ETFs are portfolios of securities that trade like individual stocks on major stock exchanges and can be bought or sold throughout the trading day. ETFs are constructed to track the holdings and performance of a defined index of securities, before expenses, and enable investors to purchase a cost-efficient and widely-varied portfolio of securities.

The primary investment objective of the Fund is to provide capital appreciation. The Fund invests substantially all of its net assets in the equity securities that are rated, at the time of purchase, Strong Buy 1 (“SB-1”) by the Raymond James equity research analysts. Following conversion to an ETF, it is anticipated that the Fund would continue to pursue the same investment objective and substantially similar principal investment strategies. As an ETF, the Fund would seek to track the performance of an index comprised of the equity securities rated SB-1 by Raymond James’ equity research analysts.

It is currently anticipated that the conversion will be effectuated through a reorganization of the Fund into a newly-created series of Claymore Exchange-Traded Fund Trust, subject to approval by the Board of Trustees. Such a reorganization, if approved, would be subject to certain conditions, including approval by shareholders of the Fund. It is expected that a proposal to convert the Fund to an ETF will be submitted to a vote of shareholders at the Fund’s 2008 annual meeting of shareholders (the “Annual Meeting”), which will be scheduled for a date on or before August 29, 2008. Any solicitation of proxies by the Fund in connection with the Annual Meeting will only be made pursuant to separate proxy materials filed with the U.S. Securities and Exchange Commission (the “SEC”) under applicable federal securities laws. There can be no assurance that the necessary percentage of the shareholders of the Fund will vote in favor of the conversion to an ETF.

The Fund will file relevant materials with the SEC. Because the proxy materials will contain important information, including a more detailed description of the mechanism by which the Fund would be converted to an ETF and the terms of such conversion, shareholders are urged to read them carefully when they become available. Shareholders will be able to obtain, free of charge, copies of these documents, when available, at the SEC’s website at http://www.sec.gov and will also be able to obtain copies by calling 800-345-7999 or by writing the Fund at 2455 Corporate West Drive, Lisle, Illinois 60532. The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy.

The Fund and its Board of Trustees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. The Fund plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the Annual Meeting, which may be combined with the proxy statement/prospectus relating to the reorganization. Information regarding the names of the Trustees is set forth in the Fund’s proxy statement relating to the 2007 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filings its definitive proxy statement for the Annual Meeting with the SEC, the Fund will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the Annual Meeting. WE URGE SHAREHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by the Fund with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, by calling 800-345-7999 or by writing the Fund at 2455 Corporate West Drive, Lisle, Illinois 60532.

Raymond James & Associates, Inc. currently acts as the Fund’s sub-adviser. Raymond James & Associates, Inc. is a member of the New York Stock Exchange, American Stock Exchange and most regional exchanges in the United States. It is also a member of FINRA and SIPC. The firm is a wholly-owned subsidiary of Raymond James Financial, Inc., a Florida-based holding company whose subsidiaries are engaged in various financial services businesses including brokerage, trading, investment banking, asset management and financial planning services. Raymond James and its affiliates currently manage in excess of $35.4 billion for individuals, pension plans and municipalities. The Raymond James equity research department supports the Company’s institutional and retail sales efforts and currently publishes research on more than 600 companies. The Raymond James equity research analysts have received broad industry recognition and specifically focus on the sectors of Consumer, Energy, Financial Services, Healthcare, Industrial Services, Real Estate and Technology/Communication.

Claymore Advisors, LLC (an affiliate of Claymore Securities, Inc.) serves as the Fund’s Investment Adviser. Based in Lisle, Illinois, Claymore Securities, Inc. is a privately-held financial services company offering unique investment solutions for financial advisors and their valued clients. Claymore entities have provided supervision, management, servicing and/or distribution on approximately $18.3 billion in assets, as of March 31, 2008. Claymore currently offers closed-end funds, unit investment trusts and exchange-traded funds.

Since its initial entry in 2006, Claymore continues to be a growing presence in the exchange-traded fund (ETF) marketplace. Claymore’s ETF line-up has grown to 30 distinct offerings with more planned in the future. Additional information on Claymore’s ETFs is available at www.claymore.com/ETFs. Registered investment products are sold by prospectus only and investors should read the prospectus carefully before investing.

An investment in the closed-end fund includes, but is not limited to, risks and considerations such as: Small-Capitalization Risk, Industry and Sector Risk, Risks Relating to Raymond James Equity Securities Ratings, Other Business Activities of Raymond James, Investment Strategy Risk, Portfolio Turnover Risk, Strategic Transactions Risk, Current Development Risks, Risks to Non-U.S. Investors, Investment and Market Risk, Equity Risk, Management Risk, REIT Risk, MLP Risk, Other Investment Company Risk and the fact that the Fund does not represent a complete investment program.

Investors should consider the investment objectives and policies, risk considerations, charges and expenses of the Fund carefully before they invest. For this and more information, please contact a securities representative or Claymore Securities, Inc., 2455 Corporate West Drive, Lisle, Illinois 60532, 800-345-7999.

Member FINRA/SIPC 05/08

NOT FDIC-INSURED | NOT BANK-GUARANTEED | MAY LOSE VALUE

Contacts

Claymore Securities, Inc.

Press and Analyst Inquiries:

Dennis Dunleavy

630-505-3700

ddunleavy@claymore.com

http://www.claymore.com